CANADA)
)
PROVINCE OF ONTARIO)
)
)
)
TO WIT:)

I, Michael D. Tripp, a Notary Public in and for the Province of Ontario, by Royal Authority duly appointed, residing in the City of Ottawa in the said Province DO HEREBY CERTIFY that the paper writing hereto annexed, the first page of which is stamped with an impression of my seal, is a true and correct photostatic copy of a document purporting to be the original Certificate and Articles of Amendment of Adherex Technologies Inc. consolidating its common shares on a 1 for 18 basis, the said photostatic copy having been compared by me with the said original document, an act whereof being requested I have granted the same under my hand and notarial seal of office to serve and avail as occasion shall or may require.

DATED at Ottawa, this 25th day of August, 2011.

Michael Tripp

A Notary Public in and for the
Province of Ontario

Industry Canada / Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

ADHEREX TECHNOLOGIES INC.

Corporate name / Dénomination sociale

424736-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2011-08-25

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada — Corporations Canada | Industrie Canada — Corporations Canada

Form 4

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

Instructions

[3] Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

[4] Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

Adherex Technologies Inc.

2 Corporation number

4 2 4 7 3 6 – 1

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

n/a

B: The corporation changes the province or territory in Canada where the registered office is situated to: **(Do not indicate the full address)**

n/a

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: n/a maximum: n/a

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

To consolidate all of the issued and outstanding Common Shares in the capital of the Corporation on the basis that every eighteen (18) issued and outstanding Common Shares shall become one (1) issued and outstanding Common Share in the capital of the Corporation. Any fractions resulting therefrom shall be rounded down to the nearest whole number.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]

SIGNATURE

Robert Andrade — (919) 636-5013

PRINT NAME — TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2006/12)

R 25 AUG '11 8:49